Exhibit I

Press Release of CPF dated May 5, 2003

Investor Contacts
Neal Kanda	Larry Dennedy
VP & Chief Financial Officer	MacKenzie Partners
(808) 544-0622	(212) 929-5239
nkanda@cpbi.com	ldennedy@mackenziepartners.com

Local Media Contacts
Ann Takiguchi	Neal Yokota
PR/Communications Officer	Stryker Weiner & Yokota
(808) 544-0685	(808) 523-8802 ext. 13
(808) 223-4434 (cell)	nyokota@strykerweiner.com
atakiguchi@cpbi.com

Financial Media Contact
Ian Campbell/Peter Mladina
Abernathy MacGregor Group
(213) 630-6550
idc@abmac.com/dch@abmac.com

NEWS RELEASE

HAWAII SECURITIES COMMISSIONER CLEARS CENTRAL PACIFIC CORP’S EXCHANGE OFFER FOR CB BANCSHARES, INC.

                Honolulu, Hawaii — May 5, 2003 — Central Pacific Financial Corp. (NYSE:CPF), parent company of Central Pacific Bank, today announced that Ryan Ushijima, the Commissioner of Securities for the State of Hawaii, has cleared CPF’s proposed exchange offer for a majority or more and up to 100% of the outstanding stock of CB Bancshares, Inc. (NASDAQ:CBBI) under the Hawaii Corporate Take-Overs Act.

                Under the Take-Overs Act, it is unlawful for any person to make a take-over offer, such as the proposed Exchange Offer, unless a registration statement containing information specified by statute is effective under the Act.  A take-over offer registration statement is effective when the offeror files it with the Commissioner unless the effectiveness is suspended by the

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Commissioner within 3 days of the filing. The Commissioner notified CPF on Friday, May 2, 2003, that the information CPF had provided to the Commissioner constituted a registration statement that was satisfactory. As a result, CPF’s proposed exchange offer may proceed in compliance with this statue.

                CPF has not commenced, and has not determined when it will commence, its proposed exchange offer to acquire a majority or more and up to 100% of the outstanding stock of CBBI.

                Consummation of the exchange offer is subject to fulfillment of a number of conditions, including without limitation, receipt of all required regulatory and shareholder approvals, completion of due diligence by CPF of CBBI, and redemption and invalidation of CBBI’s poison pill.

Forward Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, (i) statements about the benefits of a merger between Central Pacific Financial Corp. (“CPF”) and CB Bancshares, Inc. (“CBBI”), including future financial and operating results, costs savings and accretion to reported and cash earnings that may be realized from such merger; (ii) statements with respect to CPF’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “targets”, “projects” and other similar expressions.  These statements are based upon the current beliefs and expectations of CPF’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:  (1) the business of CPF and CBBI may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger; (5) the regulatory approvals required for the merger may not be obtained on the proposed terms; (6) the failure of CPF’s and CBBI’s shareholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the Hawaii economy may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company’s loan portfolio and allowance for loan losses; (9) changes in the U.S. legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company’s activities.

Additional factors that could cause CPF results to differ materially from those described in the forward-looking statements can be found in CPF’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s

Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to CPF or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.  CPF does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

With respect to financial projections for CBBI contained in this document, neither CBBI nor any analyst has published any information for 2003, 2004 or 2005.  In addition, CPF has not been given the opportunity to do any due diligence on CBBI other than reviewing its publicly available information.  Therefore, management of CPF has created its own financial model for CBBI based on CBBI’s historical performance and CPF’s assumptions regarding the reasonable future performance of CBBI on a stand-alone basis.  These assumptions may or may not prove to be correct.  The assumptions are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of CBBI.  There is no assurance that these projections will be realized and actual results are likely to differ significantly from such projections.

On April 28, 2003, CPF filed with the SEC a registration statement on Form S-4 to register the CPF shares to be issued in a proposed exchange offer, and subject to future developments, CPF intends to file one or more proxy statements for solicitation of proxies from CPF shareholders, may file one or more proxy statements for solicitation of proxies from CBBI shareholders, in connection with special meetings of such shareholders at a date or dates subsequent hereto and may file a tender offer statement.  The registration statement is not final and will be further amended.  Investors and security holders are urged to read the registration statement and proxy statements (when available) and any other relevant documents, including the tender offer statement if filed, filed with the SEC, as well as any amendments or supplements to those documents, because they contain and will contain important information.  Investors and security holders may obtain a free copy of the registration statement, any amendments thereto (when available) and proxy statements (when available) and other relevant documents, including the tender offer statement if filed, at the SEC’s Internet web site at (www.sec.gov).  The registration statement, any amendments thereto and proxy statements (when available) and such other documents, including the tender offer statement if filed, may also be obtained free of charge from CPF by directing such request to:  Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813, Attention:  David Morimoto, (808) 544-0627.

CPF, its directors and executive officers and certain other persons may be deemed to be “participants” if CPF solicits proxies from CBBI and CPF shareholders.  A detailed list of the names, affiliations and interests of the participants in any such solicitation will be contained in CPF’s preliminary proxy statement on Schedule 14A, when filed.  Information about the directors and executive officers of CPF and their ownership of and interests in CPB stock is set forth in the proxy statement for CPF’s 2003 Annual Meeting of Shareholders.

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